Exhibit 99.1

FAT Brands Files Form 10 Registration Statement for

Planned Listing of Twin Hospitality Group

Operating Unit Led by Twin Peaks Restaurants Takes Next Step in Becoming Standalone Public Company

LOS ANGELES (November 4, 2024) – FAT (Fresh. Authentic. Tasty.) Brands Inc., (NASDAQ: FAT), a leading global franchising company and parent company of 18 iconic brands, is pleased to announce that Twin Hospitality Group Inc., the operating unit for its Twin Peaks and Smokey Bones restaurant brands, has filed a Form 10 Registration Statement with the Securities and Exchange Commission (SEC). The Form 10 contains a preliminary information statement about the planned distribution to FAT Brands’ common shareholders of approximately 5% of the Class A Common Stock of Twin Hospitality Group and its planned listing on Nasdaq as an independent publicly traded company. The remaining 95% of the Class A Common Stock of Twin Hospitality Group will continue to be held by FAT Brands immediately following the distribution.

The preliminary information statement also includes information about Twin Hospitality Group as a standalone company, including financial, capital structure, business, risk factor, and management and governance information. The filing of the Form 10 Registration Statement will be updated with additional information in subsequent amendments as further information is finalized prior to the distribution, which is expected to be completed by year-end. The Form 10 Registration Statement is available on the SEC’s website at http://www.sec.gov.

“The filing of the Form 10 Registration Statement is an important milestone in unlocking value and growth opportunities for Twin Hospitality Group and the Twin Peaks brand, while continuing to generate long-term value for FAT Brands shareholders,” said Ken Kuick, Co-Chief Executive Officer of FAT Brands. “We look forward to completing the separation later this year, realizing significant benefits for both companies.”

Completion of the potential transaction remains subject to various conditions, including effectiveness of the Form 10 Registration Statement, final approval of the Nasdaq listing, and completion of the refinancing transaction described in the preliminary information statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets, and develops fast casual, quick-service, casual dining, and polished casual dining concepts around the world. The Company currently owns 18 restaurant brands: Round Table Pizza, Fatburger, Marble Slab Creamery, Johnny Rockets, Fazoli’s, Twin Peaks, Great American Cookies, Smokey Bones, Hot Dog on a Stick, Buffalo’s Cafe & Express, Hurricane Grill & Wings, Pretzelmaker, Elevation Burger, Native Grill & Wings, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises and owns over 2,300 units worldwide. For more information on FAT Brands, please visit www.fatbrands.com.

About Twin Peaks

Founded in 2005 in the Dallas suburb of Lewisville, Twin Peaks franchises and owns 115 restaurants in the United States and Mexico. Twin Peaks is the ultimate sports lodge featuring made-from-scratch food and the coldest beer in the business, surrounded by scenic views and wall-to-wall TVs. For more information, visit twinpeaksrestaurant.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results, including consummation and benefits of the potential transaction discussed in this press release, to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the Form 10 Registration Statement filed by Twin Hospitality Group Inc., and the documents filed by FAT Brands Inc. from time to time with the SEC, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these risks, uncertainties and contingencies. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Investor Relations:

ICR

Michelle Michalski

IR-FATBrands@icrinc.com

646-277-1224

Media Relations:

FAT Brands Inc.

Erin Mandzik

emandzik@fatbrands.com

860-212-6509

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